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Exhibit 99.2

FOR IMMEDIATE RELEASE                              CONTACT:  John M. Windolph
                                                             +1.202.326.5626


                   MOTOROLA REPORTS IRIDIUM SATELLITE ANOMALY


(WASHINGTON, D.C.-October 21, 1997) Motorola Satellite Communications has informed Iridium LLC that it has experienced a problem with the attitude control for one of the IRIDIUM satellites prior to attaining final orbit. Motorola is continuing to investigate the problem but believes that the malfunction will result in the satellite not being included in the IRIDIUM constellation.

Motorola has factored satellite loss into its planning for constellation deployment and has advised Iridium LLC that it remains on course for commercial service activation in September 1998. Motorola has also advised Iridium LLC that Iridium LLC will not bear the financial risk for loss of this satellite.

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               IRIDIUM is a registered trademark and service mark
                               of Iridium LLC 1997




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